Exhibit 99.1

Snail, Inc. Reports First Quarter 2025 Financial Results

CULVER CITY, Calif., May 14, 2025 (GLOBE NEWSWIRE) – Snail, Inc. (Nasdaq: SNAL) (“Snail Games” or the “Company”), a leading global independent developer and publisher of interactive digital entertainment, today announced financial results for its first quarter ended March 31, 2025.

First Quarter 2025 and Recent Operational Highlights

ARK Franchise Updates:

●	ARK: Survival Evolved (“ASE”):

○	Units sold were approximately 690,775 for the first quarter 2025
○	Revealed teaser trailer for ARK: Aquatica, a new in-house developed downloadable content (“DLC”) expansion map for ASE

●	ARK: Survival Ascended (“ASA”):

○	Units sold were approximately 751,960 for the first quarter 2025
○	Launched the Astraeos Map as an Official Partner DLC for ASA
○	Revealed the official trailer for ARK: Lost Colony, the next DLC for ASA produced by Studio Wildcard

●	ARK: Ultimate Mobile Edition (“ARK Mobile”) :

○	Surpassed 4.8 million downloads as of March 31, 2025
○	Launched the Ragnarok expansion map and the Extinction map
○	In the three months ended March 31, 2025, average DAUs totaled 143,976

Game Portfolio Updates:

●	Debuted teaser trailers for two in-house developed projects, Nine Yin Sutra: Wushu and Nine Yin Sutra: Immortal
●	Launched new trailers for upcoming games: For The Stars, Honeycomb: The World Beyond, Robots at Midnight, and Echoes of Elysium
●	Celebrated Bellwright’s one-year Early Access anniversary in April 2025 and introduced major update with significant content and player-requested features. Bellwright will be making its way to Xbox
●	Launched The Cecil: The Journey Begins and Chasmal Fear
●	Company indie publishing label, Wandering Wizards, acquired publishing rights to Whispers of West Grove

Business Updates:

●	Company subsidiary Interactive Films LLC (“Interactive Films”) signed a Memorandum of Understanding (“MoU”) with Mega Matrix Inc. (“MPU”) for the joint development, production, and global distribution of short dramas

Management Commentary

Company co-Chief Executive Officer Tony Tian commented: “The first quarter saw sustained growth and strong engagement across our ARK franchise. Our ARK franchise had an increase in daily active users in the first quarter of 2025 of approximately 16%, up to 243,000 on the Steam and Epic platforms, when compared to the same period in 2024. We unveiled and released new maps and DLCs for ASE, ASA, and our mobile title, delivering fresh, immersive experiences that continue to expand the ARK universe and deepen player engagement. ARK: Ultimate Mobile Edition maintained strong momentum since launch last quarter, a promising indicator of our ongoing efforts to broaden ARK’s audience. The mobile platform removes hardware barriers, opening the franchise to a new and growing player base. In February, we participated in GDC, where we unveiled a series of new trailers, announcements, and upcoming content for the ARK franchise and our broader game portfolio.”

“Next month marks a major milestone: the 10-year anniversary of ASE. This pivotal moment for Snail Games offers an opportunity to celebrate the franchise’s legacy and community. Beyond gaming, we also signed a MoU with Mega Matrix to co-develop at least 10 short dramas. In support of this initiative, we soft-launched Salty TV, our mobile short film platform, last quarter, which currently hosts 49 short dramas. We look forward to finalizing the agreement and working closely with the MPU team to deliver high-quality entertainment content. As we look to the remainder of 2025, our focus remains on expanding global reach, investing in scalable growth, commemorating ARK’s 10-year journey, and continuing to deliver innovative experiences that engage players and audiences across multiple platforms and genres.”

First Quarter 2025 Financial Highlights

Net revenues for the three months ended March 31, 2025, increased 42.5% to $20.1 million compared to $14.1 million in the same period last year. The increase was primarily due to an increase in total ARK sales of $2.7 million, an increase in ARK Mobile sales of $1.3 million that was driven by the release of ARK: Ultimate Mobile Edition, and the Company deferring $3.3 million less of its sales during the three months ended March 31, 2025 than it deferred in the same period last year, partially offset by a decrease in revenues related to other games of $1.6 million.

Net loss for the three months ended March 31, 2025, was $(1.9) million compared to $(1.8) million in the same period last year; as a result of the aforementioned increase in net revenue offset by increases in the costs of revenues and operating expenses - a result of the Company’s increased headcount, research and development, and marketing expenses.

Bookings for the three months ended March 31, 2025, increased 13.6% to $22.2 million compared to $19.6 million in the same period last year. The increase was primarily due to the releases of ARK: Survival Ascended DLC Astraeos in the first quarter of 2025, the releases of Bobs Tall Tales, and Bellwright in the latter quarters of 2024.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months ended March 31, 2025, was $(3.2) million compared to $(1.9) million in the same period last year. The decrease was primarily due to an increase in benefit from income taxes of $1.0 million, a decrease in interest expense of $0.3 million, and an increase in net loss of $0.1 million, partially offset by a decrease in interest income and interest income – related parties of $0.1 million.

As of March 31, 2025, unrestricted cash was $9.4 million compared to $7.3 million as of December 31, 2024.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. EBITDA adjusts for items that Snail believes do not reflect the ongoing operating performance of its business, such as certain non-cash items, unusual or infrequent items or items that change from period to period without any material relevance to its operating performance. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three months ended March 31,
	2025	2024
	(in millions)
Total net revenue	$20.1	$14.1
Change in deferred net revenue	2.1	5.5
Bookings	$22.2	$19.6

We define EBITDA as net loss before (i) interest expense, (ii) interest income, (iii) benefit from income taxes and (iv) depreciation expense. The following table provides a reconciliation from net loss to EBITDA:

	Three months ended March 31,
	2025	2024
	(in millions)
Net loss	$(1.9)	$(1.8)
Interest income and interest income - related parties	-	(0.1)
Interest expense	0.1	0.4
Benefit from income taxes	(1.5)	(0.5)
Depreciation expense	0.1	0.1
EBITDA	$(3.2)	$(1.9)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss the first quarter 2025 financial results. Participants may access the live webcast and replay via the link here or on the Company’s investor relations website at https://investor.snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: growth prospects and strategies; launching new games and additional functionality to games that are commercially successful; expectations regarding significant drivers of future growth; its ability to retain and increase its player base and develop new video games and enhance existing games; competition from companies in a number of industries, including other casual game developers and publishers and both large and small, public and private Internet companies; its ability to attract and retain a qualified management team and other team members while controlling its labor costs; its relationships with third-party platforms such as Xbox Live and Game Pass, PlayStation Network, Steam, Epic Games Store, My Nintendo Store, the Apple App Store, the Google Play Store and the Amazon Appstore; the size of addressable markets, market share and market trends; its ability to successfully enter new markets and manage international expansion; protecting and developing its brand and intellectual property portfolio; costs associated with defending intellectual property infringement and other claims; future business development, results of operations and financial condition; the ongoing conflicts involving Russia and Ukraine, and Israel and Hamas, on its business and the global economy generally; actions in various countries, particularly in China and the United States, have created uncertainty with respect to tariff impacts on the costs of our merchandise and costs of development; rulings by courts or other governmental authorities; the Company’s current program to repurchase shares of its Class A common stock, including expectations regarding the timing and manner of repurchases made under this share repurchase program; its plans to pursue and successfully integrate strategic acquisitions; and assumptions underlying any of the foregoing.

Further information on risks, uncertainties and other factors that could affect Snail’s financial results are included in its filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its annual reports on Form 10-K and quarterly reports on Form 10-Q filed, or to be filed, with the SEC. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those expressed or implied in the forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on management’s beliefs and assumptions and on information currently available to Snail, and Snail does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Snail, Inc.

Snail, Inc. (Nasdaq: SNAL) is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs, and mobile devices. For more information, please visit: https://snail.com/.

Investor Contact:

John Yi and Steven Shinmachi

Gateway Group, Inc.

949-574-3860

SNAL@gateway-grp.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets as of March 31, 2025 and December 31, 2024 (Unaudited)

	March 31, 2025	December 31, 2024

ASSETS

Current Assets:
Cash and cash equivalents	$9,359,116	$7,303,944
Accounts receivable, net of allowances for credit losses of $523,500 as of March 31, 2025 and December 31, 2024	9,118,269	9,814,822
Accounts receivable - related party	1,332,867	2,336,274
Loan and interest receivable - related party	106,252	105,759
Prepaid expenses - related party	2,536,748	2,521,291
Prepaid expenses and other current assets	1,468,062	1,846,024
Prepaid taxes	7,174,973	7,318,424
Total current assets	31,096,287	31,246,538

Restricted cash and cash equivalents	935,000	935,000
Accounts receivable – related party, net of current portion	592	1,500,592
Prepaid expenses - related party, net of current portion	9,907,669	9,378,594
Property and equipment, net	4,310,448	4,378,352
Intangible assets, net	2,159,141	973,914
Deferred income taxes	12,852,299	10,817,112
Other noncurrent assets	2,282,709	1,683,932
Operating lease right-of-use assets, net	953,082	1,279,330
Total assets	$64,497,227	$62,193,364

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$4,241,403	$4,656,367
Accounts payable - related party	15,716,600	15,383,171
Accrued expenses and other liabilities	2,886,414	4,499,280
Interest payable - related parties	527,770	527,770
Revolving loan	3,000,000	3,000,000
Convertible notes at fair value	2,854,518	-
Current portion of long-term promissory note	2,701,003	2,722,548
Current portion of deferred revenue	3,864,474	3,947,559
Current portion of operating lease liabilities	1,042,688	1,444,385
Total current liabilities	36,834,870	36,181,080

Accrued expenses	265,251	265,251
Deferred revenue, net of current portion	23,740,999	21,519,888
Operating lease liabilities, net of current portion	52,921	57,983
Total liabilities	60,894,041	58,024,202

Commitments and contingencies

Stockholders’ Equity:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 9,815,355 shares issued and 8,465,080 shares outstanding as of March 31, 2025, and 9,626,070 shares issued and 8,275,795 shares outstanding as of December 31, 2024	981	962
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of March 31, 2025 and December 31, 2024	2,875	2,875

Additional paid-in capital	27,063,795	25,738,082
Accumulated other comprehensive loss	(224,202)	(279,457)
Accumulated deficit	(14,063,392)	(12,117,385)
Treasury stock at cost (1,350,275 shares as of March 31, 2025 and December 31, 2024)	(3,671,806)	(3,671,806)
Total Snail, Inc. equity	9,108,251	9,673,271
Noncontrolling interests	(5,505,065)	(5,504,109)
Total stockholders’ equity	3,603,186	4,169,162
Total liabilities, noncontrolling interests and stockholders’ equity	$64,497,227	$62,193,364

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2025 and 2024 (Unaudited)

	Three months ended March 31,
	2025	2024

Revenues, net	$20,110,872	$14,115,729
Cost of revenues	14,263,345	12,041,698

Gross profit	5,847,527	2,074,031

Operating expenses:
General and administrative	4,964,351	2,282,040
Research and development	3,609,745	1,776,522
Advertising and marketing	1,306,365	141,030
Depreciation and amortization	67,904	82,338
Total operating expenses	9,948,365	4,281,930

Loss from operations	(4,100,838)	(2,207,899)

Other income (expense):
Interest income	29,906	99,762
Interest income - related parties	493	499
Interest expense	(80,828)	(395,964)
Other income	769,762	227,066
Foreign currency transaction income (loss)	(36,288)	18,128
Total other income (expense), net	683,045	(50,509)

Loss before benefit from income taxes	(3,417,793)	(2,258,408)

Benefit from income taxes	(1,470,830)	(477,950)

Net loss	(1,946,963)	(1,780,458)

Net loss attributable to non-controlling interests	(956)	(1,129)

Net loss attributable to Snail, Inc.	$(1,946,007)	$(1,779,329)

Comprehensive loss statement:

Net loss	$(1,946,963)	$(1,780,458)

Other comprehensive income (loss) related to foreign currency translation adjustments, net of tax	33,232	(19,297)
Other comprehensive income (loss) related to credit adjustments, net of tax	22,023	-

Total comprehensive loss	$(1,891,708)	$(1,799,755)

Net loss attributable to Class A common stockholders:
Basic	$(441,731)	$(385,722)
Diluted	$(521,393)	$(385,722)

Net loss attributable to Class B common stockholders:
Basic	$(1,504,276)	$(1,393,607)
Diluted	$(1,775,558)	$(1,393,607)

Loss per share attributable to Class A and B common stockholders:
Basic	$(0.05)	$(0.05)
Diluted	$(0.06)	$(0.05)

Weighted-average shares used to compute loss per share attributable to Class A common stockholders:
Basic	8,442,025	7,957,031
Diluted	9,241,822	7,957,031

Weighted-average shares used to compute loss per share attributable to Class B common stockholders:
Basic	28,748,580	28,748,580
Diluted	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2025 and 2024 (Unaudited)

	2025	2024

Cash flows from operating activities:
Net loss	$(1,946,963)	$(1,780,458)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization - intangible assets, net	35,516	200
Amortization – film assets	212,709	-
Amortization - loan origination fees and debt discounts	(1,889)	47,729
Accretion – convertible notes	-	181,754
Gain on change in fair value of convertible notes	(117,105)	-
Gain on change in fair value of warrant liabilities	(639,518)	-
Depreciation and amortization - property and equipment	67,904	82,338
Stock-based compensation expense (income)	843,619	(926,875)
Deferred taxes, net	(2,041,515)	(555,781)

Changes in assets and liabilities:
Accounts receivable	696,553	17,759,629
Accounts receivable - related party	2,503,407	(1,085,213)
Prepaid expenses - related party	(544,532)	(1,351,838)
Prepaid expenses and other current assets	377,962	(1,779,508)
Prepaid taxes	143,451	70,407
Other noncurrent assets	(656,562)	-
Accounts payable	(198,705)	(1,938,654)
Accounts payable - related party	623,430	(6,143,374)
Accrued expenses and other liabilities	(650,236)	(461,311)
Loan and interest receivable - related party	(493)	(499)
Lease liabilities	(80,510)	(64,821)
Deferred revenue	2,138,026	4,723,462
Net cash provided by operating activities	764,549	6,777,187

Cash flows from investing activities:
Acquisition of software	(290,000)	-
Acquisition of software licenses	(1,412,000)	-
Investments in software	(177,002)	-
Net cash used in investing activities	(1,879,002)	-
Cash flows from financing activities:
Repayments on promissory note	(21,546)	(20,484)
Repayments on notes payable	-	(2,333,333)
Repayments on convertible notes	-	(269,550)
Repayments on revolving loan	-	(3,000,000)
Cash proceeds from exercise of warrants	159,000	-
Proceeds from issuance of convertible notes	3,000,000	-
Payments of capitalized offering costs	-	(262,914)
Net cash provided by (used in) financing activities	3,137,454	(5,886,281)

Effect of foreign currency translation on cash and cash equivalents	32,171	(19,186)

Net increase in cash and cash equivalents, and restricted cash and cash equivalents	2,055,172	871,720

Cash and cash equivalents, and restricted cash and cash equivalents - beginning of the period	8,238,944	16,314,319

Cash and cash equivalents, and restricted cash and cash equivalents – end of the period	$10,294,116	$17,186,039

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$97,260	$171,101
Income taxes	$184,707	$1,871
Noncash transactions during the period for:
Debt converted to equity	$-	$(60,000)
Liabilities converted to equity upon exercise of warrants	$323,113	$-
Acquisition of film licenses in accounts payable	$152,000	$-
Acquisition of software and software licenses in accounts payable and accrued expenses	$51,741	$-
Change in fair value of notes recorded in accumulated other comprehensive income	$22,023	$-